                                                                   EXHIBIT 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-4 for the registration of 294,584 shares of the Company's $2.50 par value common stock, in connection with the merger agreement between SouthTrust Corporation and First Jefferson Corporation) of our report dated February 4, 1994 incorporated by reference in SouthTrust Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in or made a part of this Registration Statement.


                                                /s/ Arthur Andersen & Co.

Birmingham, Alabama
August 5, 1994